FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE THIRD QUARTER OF FISCAL 2016.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; August 2, 2016 -

Fiscal 2016 Third Quarter Consolidated Results of Operations.

Net income for the third quarter of fiscal 2016 was $774,000 or $.08 per share versus $2,046,000 or $.21 per share in the third quarter last year. Total revenues were $9,243,000, up $746,000, or 8.8%, versus the same quarter last year. Total cost of operations increased $2,669,000, or 57.9%, as the Company recorded an environmental remediation expense of $2.0 million for the Company's estimated liability under the proposed agreement with our joint venture partner, MRP, to develop Phase II of Riverfront on the Anacostia. Consolidated total operating profit decreased by $1,923,000, or 49.4%, to $1,966,000 this quarter.


Third Quarter Segment Operating Results.

During fiscal 2015, management analyzed the amount of corporate and management company time likely to be spent on our segments going forward and, as a result, the allocation of corporate expense to the Mining Royalty Lands segment was reduced and reallocated to our other two segments (the "Reallocation").


Asset Management Segment:
------------------------

Total revenues in this segment were $6,927,000, up $418,000 or 6.4%, over the same quarter last year. Net Operating Income in this segment for the 3rd quarter was $5,485,000, compared to $5,273,000 in the 3rd quarter last year, an increase of 4%. The increase was mainly due to the acquisition of the Port Capital building in Baltimore in October of 2015. We ended this quarter with total occupied square feet of 3,319,891 versus 3,256,405 at the end of the 3rd quarter last year, an increase of 1.9% or 63,486 square feet.

Depreciation and amortization expense increased primarily due to $139,000 of accelerated depreciation for tenant improvements removed during the quarter for a new tenant and the Port Capital purchase. Corporate expense increased due to the Reallocation and higher professional fees.

During the 2nd quarter, the Company identified an opportunity to buy the Gilroy Road building located in Hunt Valley, MD, for a purchase price of $8,331,000. The Company closed on this acquisition July 1, 2016. The building is a 116,338 square foot Class "B" warehouse facility inclusive of 8,900 square feet of second floor mezzanine office space (107,438 sf footprint) on
7.0 acres in Hunt Valley, MD. The property is 100% leased. Rental revenue (excluding reimbursements) is projected to be $755,000 in fiscal 2017.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $2,059,000, an increase of 18.7%, versus $1,735,000 in the same quarter last year due to an increase in tons sold at locations over the minimum. Total operating profit in this segment was $1,888,000, an increase of $535,000 (inclusive of a $171,000 benefit from the Reallocation), versus $1,353,000 in the third quarter of last year.

Land Development and Construction Segment:
-----------------------------------------

The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production. Construction of the 79,550 square foot spec warehouse at Hollander Business park was completed during the third quarter of this fiscal year and transferred to the Asset Management segment for lease-up. Also in the third quarter of fiscal 2016 we started construction on a 103,653 square foot building in Patriot Business Center and pre-leased 51,727 square feet. The Company executed a letter of intent with MRP Realty in May 2016 to develop Phase II of the Riverfront on the Anacostia project and recorded an estimated environmental remediation expense of $2.0 million for the Company's estimated liability under the proposed agreement.

Operating expenses were higher than the same quarter last year primarily due to professional fees pursuing settlement negotiations with other potentially responsible parties for environmental contamination and an eminent domain proceeding both at Riverfront on the Anacostia.


Fiscal 2016 First Nine Months Consolidated Results of Continuing Operations.

Income from continuing operations for the first nine months of fiscal 2016 was $10,067,000 or $1.02 per share versus $4,022,000 or $.41 per share in the first nine months last year. The first nine months of fiscal 2016 included $.44 per share from a gain on land sale of $6,177,000 and income of $1,000,000 from the $3 million environmental claim cash settlement received offset by a $2 million estimated liability for environmental remediation on Phase II.
Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. For the nine months ended June 30, 2016 we received no benefit to after tax net income versus a $2,179,000 benefit in the same period last year. Additionally, GAAP accounting rules do not allow corporate overhead expense to be allocated to a discontinued operation of the Company which resulted in the first nine months of fiscal 2015 including $1,081,000 of corporate overhead expense to the Company that was associated with the discontinued transportation operations.

Total revenues were up $1,934,000, or 7.5%, versus the same period last year. Consolidated adjusted total operating profit in the first nine months of the year (excluding the positive impacts of the environmental settlement/expense
(net) in this period and the negative impact of corporate expense not allocable to discontinued operations in the prior year) was up 16.9% over the same period last year (see table "Non-GAAP Financial Measures).


First Nine Months Segment Operating Results.

Asset Management Segment:
------------------------

Total revenues in this segment were $21,416,000, up $820,000 or 4.0%, over the same period last year. Net operating income in this segment for the period was $16,317,000, compared to $15,726,000 in the 3rd quarter last year, an increase of 3.8%. The increase was due mainly to completion of the third build-to-suit in the middle of the 2nd quarter last year and the acquisition of the Port Capital building in October of 2015.

Depreciation and amortization expense increased primarily due to $139,000 of accelerated depreciation for tenant improvements removed during the current quarter for a new tenant and the Port Capital purchase. Corporate expense increased due to the reallocation and higher professional fees.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $5,496,000, an increase of 24.5%, versus $4,414,000 in the same period last year due to an increase in tons sold. Total operating profit in this segment was $4,932,000, an increase of $2,032,000 (inclusive of a $885,000 benefit from the Reallocation), versus $2,900,000 in the first nine months of last year.

Land Development and Construction Segment:
-----------------------------------------

In addition to the items occurring in the 3rd quarter as outlined above, during the first nine months of fiscal 2016 this segment successfully closed on the sale of Phase II of the Windlass Run residential land (a non-income producing property) for $11,288,000. Using $9,900,000 of the proceeds from that sale in a Section 1031 exchange, the Asset Management segment acquired the Port Capital building, a 91,218 square foot, 100% occupied warehouse with first full year projected rental revenue of $594,000. Management successfully completed negotiations and entered into a $3,000,000 settlement of environmental claims against our former tenant at the Riverfront on the Anacostia property and continues to pursue settlement negotiations with other potentially responsible parties. This recovery was mostly offset by the recordation of environmental remediation expense of $2.0 million for Phase II.

Summary and Outlook. We are focused on building shareholder value through our real estate holdings - mainly by growing our portfolio through the opportunistic purchase of income producing warehouse/office buildings, and the conversion of our non-income producing assets into income production through a two pronged approach that includes (i) selling land that is not conducive to warehouse/office development (e.g. Windlass Run Residential Phase 2 land) and using the proceeds to acquire existing income producing warehouse/office buildings typically in a Section 1031 exchange (e.g. the Port Capital building purchase) and (ii) the construction of new warehouse/office buildings on existing pad sites in our developed business parks (e.g. new spec building at Hollander Business Park). Over the past five years, we have converted 172 acres of non-income producing land into 766,216 square feet of income producing properties (excluding the recently completed spec building) with estimated FY 2016 rental revenues of $5,587,000.

We saw another quarter of real improvement in mining royalties due mainly to increased volumes at most of our locations.

During the remainder of fiscal 2016, we expect to continue construction on a new 104,000 sq.ft. spec building at Patriot Business Park, reconstruct the bulk head at the Square 664E property in anticipation of future high-rise development, and continue management of construction and lease up of Phase I (Dock 79) of RiverFront on the Anacostia and pre-development activities for Phase II. Phase I pre-leasing activity for the 305 residential units commenced in late May of 2016 and as of July 18th the residential units were 18.8% pre-leased with occupancy not expected until August 2016.

Conference Call.

The Company will host a conference call on Tuesday, August 2, 2016 at 1:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-351-6804 (pass code 34997) within the United States. International callers may dial 334-323-7224 (pass code 34997). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/FRP080216. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/FRP080216.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 49097905. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                      JUNE 30,                 JUNE 30,
                                  2016        2015          2016      2015
                                  ----        ----          ----      ----

Revenues:
  Rental revenue              $  6,082       5,784        18,198    17,531
  Royalty and rents              2,033       1,714         5,427     4,349
  Revenue - reimbursements       1,128         999         4,056     3,867
                                ------      ------        ------    ------
Total Revenues                   9,243       8,497        27,681    25,747

Cost of operations:
  Depreciation, depletion
    and amortization             2,066       1,805         5,891     5,566
  Operating expenses               974         818         3,478     3,487
  Environmental
    remediation expense          2,000           -        (1,000)       -
  Property taxes                 1,128         994         3,388     3,323
  Management company indirect      425         434         1,425     1,228
  Corporate expenses               684         557         2,424     3,750
                                ------      ------        ------    ------
Total cost of operations         7,277       4,608        15,606    17,354

Total operating profit           1,966       3,889        12,075     8,393

Interest income                      -           -             2         -
Interest expense                  (392)       (459)       (1,288)   (1,524)
Equity in loss of
  joint ventures                  (186)        (75)         (326)     (255)
Gain (Loss) on
  investment land sold            (109)          -         6,177       (20)
                                ------      ------        ------    ------

Income from continuing
  operations before income
  taxes                          1,279       3,355        16,640     6,594
Provision for income taxes         505       1,309         6,573     2,572
                                ------      ------        ------    ------
Income from continuing
  operations                       774       2,046        10,067     4,022

Gain from discontinued
  transportation operations,
  net of taxes                       -           -             -     2,179
                                ------      ------        ------    ------

Net income                       $ 774       2,046        10,067     6,201
                                ======      ======        ======    ======

Comprehensive net income         $ 774       2,046        10,067     6,201
                                ======      ======        ======    ======

Earnings per common share:
 Income from continuing
 operations-
    Basic                      $ 0.08         0.21          1.02      0.41
    Diluted                    $ 0.08         0.21          1.02      0.41
 Discontinued operations-
    Basic                      $    -            -             -      0.23
    Diluted                    $    -            -             -      0.22
 Net Income-
    Basic                      $ 0.08         0.21          1.02      0.64
    Diluted                    $ 0.08         0.21          1.02      0.63

Number of shares (in
 thousands) used in computing:
    -basic earnings per
     common share               9,864        9,777         9,839     9,745
    -diluted earnings per
     common share               9,907        9,839         9,884     9,822

Asset Management Segment:
------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2016       %        2015       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  5,952     85.9%      5,684     87.3%        268      4.7%
Revenue-reimbursements                          975     14.1%        825     12.7%        150     18.2%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 6,927    100.0%      6,509    100.0%        418      6.4%

Depreciation, depletion and amortization      1,985     28.7%      1,694     26.0%        291     17.2%
Operating expenses                              774     11.2%        730     11.2%         44      6.0%
Property taxes                                  668      9.6%        551      8.5%        117     21.2%
Management company indirect                     182      2.6%        245      3.8%        (63)   -25.7%
Corporate expense                               354      5.1%        210      3.2%        144     68.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            3,963     57.2%      3,430     52.7%        533     15.5%
                                           --------   -------   --------   -------   --------   -------

Operating profit                            $ 2,964     42.8%      3,079     47.3%       (115)    -3.7%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Royalty and rents                          $  2,035     98.8%      1,714     98.8%
Revenue-reimbursements                           24      1.2%         21      1.2%
                                           --------   -------   --------   -------

Total revenue                                 2,059    100.0%      1,735    100.0%

Depreciation, depletion and amortization         15      0.7%         39      2.2%
Operating expenses                               45      2.2%         66      3.8%
Property taxes                                   59      2.9%         54      3.1%
Corporate expense                                52      2.5%        223     12.9%
                                           --------   -------   --------   -------

Cost of operations                              171      8.3%        382     22.0%

Operating profit                            $ 1,888     91.7%      1,353     78.0%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                 Three months ended June 30
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    130            100             30
Royalty and rents                                (2)             -             (2)
Revenue-reimbursements                          129            153            (24)
                                           --------       --------       --------

Total revenue                                   257            253              4

Depreciation, depletion and amortization         66             72             (6)
Operating expenses                              155             22            133
Environmental remediation expense             2,000              -          2,000
Property taxes                                  401            389             12
Management company indirect                     243            189             54
Corporate expense                               278            124            154
                                           --------       --------       --------

Cost of operations                            3,143            796          2,347
                                           --------       --------       --------

Operating loss                             $ (2,886)          (543)        (2,343)
                                           ========       ========       ========


Asset Management Segment:
------------------------
                                                  Nine months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 17,818     83.2%     17,183     83.4%        635      3.7%
Revenue-reimbursements                        3,598     16.8%      3,413     16.6%        185      5.4%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                21,416    100.0%     20,596    100.0%        820      4.0%

Depreciation, depletion and amortization      5,618     26.2%      5,256     25.5%        362      6.9%
Operating expenses                            3,043     14.2%      2,931     14.2%        112      3.8%
Property taxes                                1,989      9.3%      2,003      9.7%        (14)    -0.7%
Management company indirect                     637      3.0%        544      2.7%         93     17.1%
Corporate expense                             1,252      5.8%      1,007      4.9%        245     24.3%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                           12,539     58.5%     11,741     57.0%        798      6.8%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  8,877     41.5%      8,855     43.0%         22      0.2%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                  Nine months ended June 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Royalty and rents                          $  5,429     98.8%      4,349     98.5%
Revenue-reimbursements                           67      1.2%         65      1.5%
                                           --------   -------   --------   -------

Total revenue                                 5,496    100.0%      4,414    100.0%

Depreciation, depletion and amortization         80      1.5%        100      2.3%
Operating expenses                              125      2.3%        180      4.1%
Property taxes                                  177      3.2%        167      3.8%
Corporate expense                               182      3.3%      1,067     24.1%
                                           --------   -------   --------   -------

Cost of operations                              564     10.3%      1,514     34.3%
                                           --------   -------   --------   -------

Operating profit                           $  4,932     89.7%      2,900     65.7%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                  Nine months ended June 30
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    380            348             32
Royalty and rents                                (2)             -             (2)
Revenue-reimbursements                          391            389              2
                                           --------       --------       --------

Total revenue                                   769            737             32

Depreciation, depletion and amortization        193            210            (17)
Operating expenses                              310            376            (66)
Environmental remediation recovery           (1,000)             -         (1,000)
Property taxes                                1,222          1,153             69
Management company indirect                     788            684            104
Corporate expense                               990            595            395
                                           --------       --------       --------

Cost of operations                            2,503          3,018           (515)
                                           --------       --------       --------

Operating loss                             $ (1,734)        (2,281)           547
                                           ========       ========       ========


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this quarterly report are adjusted operating profit and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations and the environmental remediation recovery. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

Adjusted Operating Profit
                                             Nine months ended
                                                 June 30,
                                             2016        2015       Change        %
                                           --------    --------    --------    -------
Operating profit                           $ 12,075       8,393       3,682      43.9%
Adjustments:
 Environmental remediation recovery          (1,000)         -
 Corporate costs not allocated
  to discontinued operations                      -      1,081
                                           --------    --------    --------    -------
Adjusted Operating profit                  $ 11,075      9,474        1,601      16.9%


Net Operating Income Reconciliation
Three months ending 06/30/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,556         (1,927)         1,145              -            774
Income Tax Allocation                         1,016         (1,259)           748              -            505
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          2,572         (3,186)         1,893 	       -          1,279

Less:
 Lease intangible rents                           5              -
Plus:
 Unrealized rents                                 5              -
 Equity in loss of Joint Venture                  -            176
 Loss on investment land sold                     -            124
 Interest Expense                               392              -
 Depreciation/Amortization                    1,985             66
 Management Co. Indirect                        182            243
 Allocated Corporate Expenses                   354            278
                                         ----------     ----------

Net Operating Income (loss)              $    5,485         (2,299)



Net Operating Income Reconciliation
Nine months ending 06/30/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    4,596          2,496          2,975              -         10,067
Income Tax Allocation                         3,002          1,629          1,942              -          6,573
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          7,598          4,125          4,917 	       -         16,640

Less:
 Gains on investment land sold                    9          6,153
 Other income                                     -              2
 Unrealized rents                                44              -
 Lease intangible rents                          23              -
Plus:
 Equity in loss of Joint Venture                  -            296
 Interest Expense                             1,288              -
 Depreciation/Amortization                    5,618            193
 Management Co. Indirect                        637            788
 Allocated Corporate Expenses                 1,252            990
                                         ----------     ----------

Net Operating Income                     $   16,317            237


Net Operating Income Reconciliation
Three months ending 06/30/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,611           (383)           818              -          2,046
Income Tax Allocation                         1,030           (244)           523              -          1,309
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          2,641           (627)         1,341              -          3,355

Less:
 Gains on investment land sold                   20              -
 Lease intangible rents                          14              -
Plus:
 Loss on investment land sold                     -             20
 Unrealized rents                                59              -
 Equity in loss of Joint Venture                  -             64
 Interest Expense                               458              -
 Depreciation/Amortization                    1,694             72
 Management Co. Indirect                        245            189
 Allocated Corporate Expenses                   210            124
                                         ----------     ----------

Net Operating Income (loss)                $  5,273           (158)



Net Operating Income Reconciliation
Nine months ending 06/30/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    4,503         (1,541)         1,720           (660)         4,022
Income Tax Allocation                         2,879           (986)         1,100           (421)         2,572
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
 before income taxes                          7,382         (2,527)         2,820 	  (1,081)         6,594

Less:
 Lease intangible rents                          39              -
Plus:
 Loss on investment land sold                     -             20
 Unrealized rents                               103              -
 Equity in loss of Joint Venture                  -            226
 Interest Expense                             1,473              -
 Depreciation/Amortization                    5,256            210
 Management Co. Indirect                        544            684
 Allocated Corporate Expenses                 1,007            595
                                         ----------     ----------

Net Operating Income                     $   15,726           (792)
